Exhibit 99.1

Contacts:	Michael Mullen (media)	Christopher Jakubik, CFA (investors)
	Michael.Mullen@kraftheinz.com	ir@kraftheinzcompany.com
KRAFT HEINZ REPORTS FIRST QUARTER 2018 RESULTS

•	Q1 net sales decreased 0.3%; Organic Net Sales(1) decreased 1.5%

•	Q1 diluted EPS increased to $0.81; Adjusted EPS(1) increased to $0.89 from $0.84 the prior year

PITTSBURGH & CHICAGO - May 2, 2018 - The Kraft Heinz Company (NASDAQ: KHC) (“Kraft Heinz” or the “Company”) today reported first quarter 2018 financial results that reflected higher input costs, lower net sales in the United States, and investments to enhance capabilities, as well as lower taxes versus the prior year period.

“Our first-quarter results were consistent with, if not slightly better than, the expectations we expressed in February,” said Kraft Heinz CEO Bernardo Hees. “The initial successes we’re seeing in the marketplace, together with the strong investments we’re making in marketing, new product innovation, and capability-building, give us increased confidence in delivering the top- and bottom-line growth we expect in 2018.”

Q1 2018 Financial Summary

	For the Quarter Ended		Year-over-year Change
	March 31, 2018	April 1, 2017	Actual	Impact of Currency	Organic
	(in millions, except per share data)
Net sales	$6,304	$6,324	(0.3)%	1.2 pp	(1.5)%
Operating income	1,481	1,433	3.4%
Net income/(loss) attributable to common shareholders	993	893	11.1%
Diluted EPS	$0.81	$0.73	11.0%
Adjusted EBITDA(1)	1,795	1,844	(2.6)%	0.9 pp
Adjusted EPS(1)	$0.89	$0.84	6.0%
Net sales were $6.3 billion, down 0.3 percent versus the year-ago period, including a 1.2 percentage point benefit from currency. Organic Net Sales decreased 1.5 percent versus the year-ago period. Pricing increased 1.0 percentage points, driven by price increases in the United States and Rest of World markets. Volume/mix decreased 2.5 percentage points, primarily driven by lower shipments in the United States and Rest of World markets that more than offset solid retail growth in Canada and EMEA(3) as well as foodservice gains in the United States and EMEA.
Net income attributable to common shareholders increased to $1.0 billion and diluted EPS increased to $0.81, primarily reflecting benefits from U.S. Tax Reform. Adjusted EBITDA decreased 2.6 percent versus the year-ago period to $1.8 billion, including a favorable 0.9 percentage point impact from currency.

Excluding the impact of currency, the decline in Adjusted EBITDA reflected higher input costs, lower volume/mix and investments in strategic initiatives. Adjusted EPS increased 6.0 percent to $0.89, mainly reflecting lower taxes versus the prior year period.

Q1 2018 Business Segment Highlights
United States

	For the Quarter Ended		Year-over-year Change
	March 31, 2018	April 1, 2017	Actual	Impact of Currency	Organic
	(in millions)
Net sales	$4,368	$4,518	(3.3)%	0.0 pp	(3.3)%
Segment Adjusted EBITDA	1,382	1,464	(5.6)%	0.0 pp
United States net sales were $4.4 billion, down 3.3 percent versus the year-ago period. Pricing increased 0.8 percentage points as higher pricing was partially offset by the timing of trade spending versus the prior year period. Volume/mix decreased 4.1 percentage points as solid gains in foodservice and a favorable shift in Easter-related sales was more than offset by lower shipments of nuts, cold cuts, frozen potatoes and parts of the cheese business.
United States Segment Adjusted EBITDA decreased 5.6 percent versus the year-ago period to $1.4 billion, primarily reflecting lower volume/mix, non-key commodity(2) inflation and investments to enhance capabilities that were partially offset by gains from productivity and pricing.

Canada

	For the Quarter Ended		Year-over-year Change
	March 31, 2018	April 1, 2017	Actual	Impact of Currency	Organic
	(in millions)
Net sales	$484	$440	9.8%	4.8 pp	5.0%
Segment Adjusted EBITDA	134	125	7.1%	4.4 pp
Canada net sales were $484 million, up 9.8 percent versus the year-ago period, including a favorable 4.8 percentage point impact from currency. Organic Net Sales increased 5.0 percent versus the year-ago period. Pricing was neutral with the prior year period as higher pricing in several categories was offset by lower pricing in cheese. Volume/mix increased 5.0 percentage points reflecting earlier implementation of go-to-market agreements with key retailers that primarily benefited cheese and coffee sales.
Canada Segment Adjusted EBITDA increased 7.1 percent versus the year-ago period to $134 million, including a favorable 4.4 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA increased 2.7 percent, primarily driven by volume/mix growth that was partially offset by higher input costs.

EMEA(3)

	For the Quarter Ended		Year-over-year Change
	March 31, 2018	April 1, 2017	Actual	Impact of Currency	Organic
	(in millions)
Net sales	$685	$597	14.7%	12.4 pp	2.3%
Segment Adjusted EBITDA	182	140	30.4%	14.7 pp
EMEA net sales were $685 million, up 14.7 percent versus the year-ago period, including a 12.4 percentage point benefit from currency. Organic Net Sales increased 2.3 percent versus the year-ago period. Pricing declined 0.5 percentage points, driven by increased promotional activity in infant nutrition, primarily in Italy. Volume/mix increased 2.8 percentage points, reflecting a strong soup season in the UK and growth in condiments and sauces, as well as gains in foodservice.
EMEA Segment Adjusted EBITDA increased 30.4 percent versus the year-ago period to $182 million, including a positive 14.7 percentage point impact from currency. Excluding currency impacts, the increase in Segment Adjusted EBITDA reflected gains from productivity, pension and postretirement cost favorability versus the prior year period, as well as volume/mix growth that was partially offset by lower pricing.

Rest of World(3)(4)

	For the Quarter Ended		Year-over-year Change
	March 31, 2018	April 1, 2017	Actual	Impact of Currency	Organic
	(in millions)
Net sales	$767	$769	(0.2)%	(3.2) pp	3.0%
Segment Adjusted EBITDA	143	144	(0.7)%	(5.6) pp
Rest of World net sales were $767 million, 0.2 percent lower than the year-ago period, including a negative 3.2 percentage point impact from currency. Organic Net Sales increased 3.0 percent versus the year-ago period. Pricing was up 4.3 percentage points, primarily driven by actions to offset higher input costs in local currency, particularly in Latin America. Volume/mix decreased 1.3 percentage points, driven by a combination of unfavorable impacts from distributor network realignment in select markets and lower shipments in Indonesia and Brazil that was partially offset by growth in Australia.
Rest of World Segment Adjusted EBITDA decreased 0.7 percent versus the year-ago period to $143 million, including an unfavorable 5.6 percentage point impact from currency. Excluding the impact of currency, Segment Adjusted EBITDA increased 4.9 percentage points as Organic Net Sales gains were partially offset by higher input costs in local currency.

End Notes

(1)
Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.

(2)	The Company's key commodities in the United States and Canada are dairy, meat, coffee and nuts.

(3)
In the first quarter of our fiscal year 2018, we reorganized certain of our international businesses to better align our global geographies. As a result, we moved our Middle East and Africa businesses from the historical Asia Pacific, Middle East, and Africa (“AMEA”) operating segment into the historical Europe reportable segment, forming the new Europe, Middle East, and Africa (“EMEA”) reportable segment. The remaining businesses from the AMEA operating segment became the Asia Pacific (“APAC”) operating segment. We have reflected this change in all historical periods presented.

(4)	Rest of World is comprised of two operating segments: Latin America and APAC.
Webcast and Conference Call Information
A webcast of The Kraft Heinz Company's first quarter 2018 earnings conference call will be available at ir.kraftheinzcompany.com. The call begins today at 5:00 p.m. Eastern Time.

ABOUT THE KRAFT HEINZ COMPANY
The Kraft Heinz Company (NASDAQ: KHC) is the fifth-largest food and beverage company in the world. A globally trusted producer of delicious foods, The Kraft Heinz Company provides high quality, great taste and nutrition for all eating occasions whether at home, in restaurants, or on the go. The Company’s iconic brands include Kraft, Heinz, ABC, Capri Sun, Classico, Jell-O, Kool-Aid, Lunchables, Maxwell House, Ore-Ida, Oscar Mayer, Philadelphia, Planters, Plasmon, Quero, Smart Ones and Velveeta. The Kraft Heinz Company is dedicated to the sustainable health of our people, our planet and our Company. For more information, visit www.kraftheinzcompany.com.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as "reflect," "invest," "see," "make," "expect," "give," "deliver," "drive," "believe," "will," and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, expectations, investments, innovations, opportunities, capabilities, execution and growth. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, operating in a highly competitive industry; changes in the retail landscape or the loss of key retail customers; the Company’s ability to maintain, extend and expand its reputation and brand image; the impacts of the Company’s international operations; the Company’s ability to leverage its brand value; the Company’s ability to predict, identify and interpret changes in consumer preferences and demand; the Company’s ability to drive revenue growth in its key product categories, increase its market share, or add products; an impairment of the carrying value of goodwill or other indefinite-lived intangible assets; volatility in commodity, energy and other input costs; changes in the Company’s management team or other key personnel; the Company’s ability to realize the anticipated benefits from its cost savings initiatives; changes in relationships with significant customers and suppliers; the execution of the Company’s international expansion strategy; tax law changes or interpretations; legal claims or other regulatory enforcement actions; product recalls or product liability claims; unanticipated business disruptions; the Company’s ability to complete or realize the benefits from potential and completed acquisitions, alliances, divestitures or joint ventures; economic and political conditions in the United States and in various other nations in which we operate; the volatility of capital markets; increased pension, labor and people-related expenses; volatility in the market value of all or a portion of the derivatives we use; exchange rate fluctuations; risks associated with information technology and systems, including service interruptions, misappropriation of data or breaches of security; the Company’s ability to protect intellectual property rights; impacts of natural events in the locations in which we or the Company’s customers, suppliers or regulators operate; the Company’s indebtedness and ability to pay such indebtedness; the Company’s ownership structure; the impact of future sales of its common stock in the public markets; the Company’s ability to continue to pay a regular dividend; changes in laws and regulations; restatements of the Company’s consolidated financial statements; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission (the “SEC”). The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
To supplement the financial information, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures provided should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are presented in this press release. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), diluted earnings per share, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Organic Net Sales is defined as net sales excluding, when they occur, the impact of acquisitions, currency, divestitures and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 currency devaluation, for which the Company calculates the previous year's results using the current year's exchange rate. Organic Net Sales is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). The Company also presents Adjusted EBITDA on a constant currency basis. The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of Venezuela following the Company's June 28, 2015 devaluation of the Venezuelan bolivar and remeasurement of assets and liabilities of its Venezuelan subsidiary, for which it calculates the previous year's results using the current year's exchange rate. Adjusted EBITDA and Constant Currency

Adjusted EBITDA are tools that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted earnings per share excluding, when they occur, the impacts of integration and restructuring expenses, merger costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, nonmonetary currency devaluation (e.g., remeasurement gains and losses), and U.S. Tax Reform, and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
See the attached schedules for supplemental financial data, which includes the financial information, the non-GAAP financial measures and corresponding reconciliations to the comparable GAAP financial measures for the relevant periods.

	Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Quarter Ended
	March 31, 2018	April 1, 2017
Net sales	$6,304	$6,324
Cost of products sold(a)	4,059	4,125
Gross profit	2,245	2,199
Selling, general and administrative expenses(b)	764	766
Operating income	1,481	1,433
Interest expense	317	313
Other expense/(income), net(c)	(90)	(130)
Income/(loss) before income taxes	1,254	1,250
Provision for/(benefit from) income taxes	261	359
Net income/(loss)	993	891
Net income/(loss) attributable to noncontrolling interest	—	(2)
Net income/(loss) attributable to common shareholders	$993	$893

Basic shares outstanding	1,219	1,217
Diluted shares outstanding	1,228	1,229

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.81	$0.73
Diluted earnings/(loss) per share	0.81	0.73

(a)
Integration and restructuring expenses recorded in cost of products sold were $76 million for the quarter ended March 31, 2018 ($61 million after-tax) and $96 million for the quarter ended April 1, 2017 ($66 million after-tax).

(b)
Integration and restructuring expenses recorded in selling, general and administrative expenses (“SG&A”) were $14 million for the quarter ended March 31, 2018 ($10 million after-tax) and $39 million for the quarter ended April 1, 2017 ($26 million after-tax).

(c)
Integration and restructuring expenses recorded in other expense/(income), net were $13 million for the quarter ended April 1, 2017 ($9 million after-tax). There were no such expenses for the quarter ended March 31, 2018.

				Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Quarter Ended (dollars in millions) (Unaudited)
	Net Sales	Impact of Currency	Organic Net Sales	Price	Volume/Mix
March 31, 2018
United States	$4,368	$—	$4,368
Canada	484	22	462
EMEA	685	74	611
Rest of World	767	17	750
	$6,304	$113	$6,191

April 1, 2017
United States	$4,518	$—	$4,518
Canada	440	—	440
EMEA	597	—	597
Rest of World	769	40	729
	$6,324	$40	$6,284

Year-over-year growth rates
United States	(3.3)%	0.0 pp	(3.3)%	0.8 pp	(4.1) pp
Canada	9.8%	4.8 pp	5.0%	0.0 pp	5.0 pp
EMEA	14.7%	12.4 pp	2.3%	(0.5) pp	2.8 pp
Rest of World	(0.2)%	(3.2) pp	3.0%	4.3 pp	(1.3) pp
Kraft Heinz	(0.3)%	1.2 pp	(1.5)%	1.0 pp	(2.5) pp

	Schedule 3
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Quarter Ended
	March 31, 2018	April 1, 2017
Net income/(loss)	$993	$891
Interest expense	317	313
Other expense/(income), net	(90)	(130)
Provision for/(benefit from) income taxes	261	359
Operating income	1,481	1,433
Depreciation and amortization (excluding integration and restructuring expenses)	206	222
Integration and restructuring expenses	90	135
Merger costs	9	—
Unrealized losses/(gains) on commodity hedges	2	42
Equity award compensation expense (excluding integration and restructuring expenses)	7	12
Adjusted EBITDA	$1,795	$1,844

Segment Adjusted EBITDA:
United States	$1,382	$1,464
Canada	134	125
EMEA	182	140
Rest of World	143	144
General corporate expenses	(46)	(29)
Adjusted EBITDA	$1,795	$1,844

			Schedule 4
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Quarter Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Impact of Currency	Constant Currency Adjusted EBITDA
March 31, 2018
United States	$1,382	$—	$1,382
Canada	134	6	128
EMEA	182	20	162
Rest of World	143	3	140
General corporate expenses	(46)	(2)	(44)
	$1,795	$27	$1,768

April 1, 2017
United States	$1,464	$—	$1,464
Canada	125	—	125
EMEA	140	—	140
Rest of World	144	11	133
General corporate expenses	(29)	—	(29)
	$1,844	$11	$1,833

Year-over-year growth rates
United States	(5.6)%	0.0 pp	(5.6)%
Canada	7.1%	4.4 pp	2.7%
EMEA	30.4%	14.7 pp	15.7%
Rest of World	(0.7)%	(5.6) pp	4.9%
General corporate expenses	55.1%	5.0 pp	50.1%
Kraft Heinz	(2.6)%	0.9 pp	(3.5)%

	Schedule 5
The Kraft Heinz Company Reconciliation of Diluted EPS to Adjusted EPS (Unaudited)
	For the Quarter Ended
	March 31, 2018	April 1, 2017
Diluted EPS	$0.81	$0.73
Integration and restructuring expenses(a)(c)	0.05	0.08
Merger costs(a)(b)	0.01	—
Unrealized losses/(gains) on commodity hedges(a)(b)	—	0.02
Nonmonetary currency devaluation(a)(d)	0.04	0.01
U.S. Tax Reform(e)	(0.02)	—
Adjusted EPS	$0.89	$0.84

(a)	Income tax expense associated with these items is based on applicable jurisdictional tax rates and deductibility assessments of individual items.

(b)	Refer to the reconciliation of net income/(loss) to Adjusted EBITDA for the related gross expenses.

(c)	Integration and restructuring included the following gross expenses:

•	Expenses recorded in cost of products sold were $76 million for the three months ended March 31, 2018 and $96 million for the three months ended April 1, 2017.

•	Expenses recorded in SG&A were $14 million for the three months ended March 31, 2018 and $39 million for the three months ended April 1, 2017; and

•	Expenses recorded in other expense/(income), net, were $13 million for the three months ended April 1, 2017 (there were no such expenses for the three months ended March 31, 2018).

(d)	Nonmonetary currency devaluation included the following gross expenses:

•	Expenses recorded in other expense/(income), net, were $47 million for the three months ended March 31, 2018 and $8 million for the three months ended April 1, 2017.

(e)	U.S. Tax Reform included a benefit from income taxes of $20 million for the three months ended March 31, 2018 (there were no such expenses for the three months ended April 1, 2017).

		Schedule 6
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	March 31, 2018	December 30, 2017
ASSETS
Cash and cash equivalents	$1,794	$1,629
Trade receivables, net	1,044	921
Sold receivables	530	353
Income taxes receivable	150	582
Inventories	3,144	2,815
Other current assets	775	966
Total current assets	7,437	7,266
Property, plant and equipment, net	7,267	7,120
Goodwill	44,843	44,824
Intangible assets, net	59,600	59,449
Other assets	1,640	1,573
TOTAL ASSETS	$120,787	$120,232

LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$1,001	$460
Current portion of long-term debt	2,742	2,743
Trade payables	4,241	4,449
Accrued marketing	567	680
Income taxes payable	291	152
Interest payable	345	419
Other current liabilities	1,142	1,229
Total current liabilities	10,329	10,132
Long-term debt	28,561	28,333
Deferred income taxes	14,085	14,076
Accrued postemployment costs	400	427
Other liabilities	949	1,017
TOTAL LIABILITIES	54,324	53,985
Redeemable noncontrolling interest	8	6
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	58,733	58,711
Retained earnings/(deficit)	8,718	8,589
Accumulated other comprehensive income/(losses)	(975)	(1,054)
Treasury stock, at cost	(240)	(224)
Total shareholders' equity	66,248	66,034
Noncontrolling interest	207	207
TOTAL EQUITY	66,455	66,241
TOTAL LIABILITIES AND EQUITY	$120,787	$120,232